Exhibit 3.91

COMMONWEALTH OF VIRGINIA STATE CORPORATION COMMISSION Office of the Clerk

March 9, 2018

    BETH EPSTEIN

    UCC RETRIEVALS INC

    7288 HANOVER GREEN DR

    MECHANICSVILLE, VA 23111

RECEIPT

RE:	The PTR Group, LLC

ID:	S729260 - 2

DCN:	18-03-08-1220

This receipt acknowledges payment of $25.00 to cover the fee for filing articles of restatement for a limited liability company with this office.

This receipt also acknowledges payment of $100.00 to cover the fee for expedited service.

The effective date of the restatement is March 9, 2018.

If you have any questions, please call (804) 371-9733 or toll-free in Virginia, (866) 722-2551.

Sincerely,

Joel H. Peck
Clerk of the Commission

RECEIPTLC

LLCR

CIS0372

P.O. Box 1197, Richmond, VA 23218-1197

Tyler Building, First Floor, 1300 East Main Street, Richmond, VA 23219-3630

Clerk’s Office (804) 371-9733 or (866) 722-2551 (toll-free In Virginia) www.scc.virginia.gov/clk

HOLD FOR PICK-UP

UCC RETRIEVALS, INC.

BETH EPSTEIN / TRACI GOODMAN / MARY COLLINS

7288 HANOVER GREEN DR.

MECHANICSVILLE, VA 23111

(804)559.5919

STATE CORPORATION COMMISSION

1300 EAST MAIN STREET

RICHMOND VA 23209-1197

MARCH 8, 2018

NEXT DAY EXPEDITE!!

DEAR SIRS,

PURSUANT TO INSTRUCTIONS OF COUNSEL, I ENCLOSE FOR FILING ON BEHALF OF:

THE PTR GROUP, LLC

ARTICLES OF RESTATEMENT

**PLEASE RETURN (1) CERTIFIED COPY OF THE ATTACHED FILING

[for foreign entities c/c the application only!]**

CHECK(S) IN PAYMENT OF THE REQUIRED FEES ARE ENCLOSED. I WOULD APPRECIATE YOU TELEPHONING ME AT (804) 559-5919 IF THERE IS A PROBLEM WITH THIS FILING AND TO ADVISE ME WHEN THE EVIDENCE IS AVAILABLE TO BE PICKED UP.

THANK YOU FOR YOUR ASSISTANCE IN THIS REGARD.

SINCERELY,

BETH EPSTEIN

SCC21.2 (01/17)	COMMONWEALTH OF VIRGINIA STATE CORPORATION COMMISSION OFFICE OF THE CLERK 1300 E MAIN ST RICHMOND, VA 23219 (804)371-9733 1-866-722-2551 Toll-free in Virginia

This form MUST be completed and placed on top of EACH document submission

(so it can be readily identified as a request for expedited review and processing).

Name of Corporation or Company (etc.): (Must be typed for Email option.) THE PTR GROUP, LLC	SCC ID No. (if known): S729260-2

Customer Contact Information:		Send Evidence of Expedited Filing By:
(Choose one)

Firm:	UCC RETRIEVALS, INC.	☐ Email (Only available for Categories A, C and D)

Attn:	BETH EPSTEIN	Two typed originals of this form
must be submitted for Email option.
Address:	7288 HANOVER GREEN DR.	See “Return of Evidence” in the Instructions.

	MECHANICSVILLE VA 23111	☒ Hold for Pickup (Available at 4:00 p.m.)
	(city or town) (state) (zip code)	☐ First-Class Mail

Telephone: (804) 559 - 5919 ext 104		☐ USPS Express Mail (Prepaid envelope required.)

Email:		☐ Overnight via ☐ UPS ☐ Fed Ex

(Completed waybill required. For Fed Ex, the waybill must be computer-generated with a barcode.)

~~ See Information & Instructions for description of Categories. ~~			FOR OFFICE USE ONLY
Expedited Service Requested: *** Expedite Fee: (mark service requested) *** (other fees may be needed - see footnote)			180308 1220

☒ Category A	Expedite Business Entity Document listed in Schedule A
	☐ Same Day Service (Received by 10:00 a.m.)	$200
	☒ Next Day Service (Received by 2:00 p.m.)	$100

☐ Category B	Preliminary Review of Document listed in Schedule A	$ 50
(2nd Business Day Service Only – Received by 2:00 p.m.)
	☐ Resubmission within 30 Days of initial Pre-Review	(N/C)

☐ Category C	Expedite Business Entity Document listed in Schedule C	$ 50
(Next Day Service Only – Received by 2:00 p.m.)
☐ Category D	Expedite Application for Reinstatement	$ 50
	(Next Day Service Only – Received by 2:00 p.m.)		I/O ☐

*** Submit one payment for all applicable fees (e.g., charter/entrance, reinstatement, filing and expedite fees)

(REVIEW THE INSTRUCTIONS BEFORE SUBMITTING THIS FORM.

CIS0372	CIS	03/08/18
1 34 LLCM3220	LLC DATA INQUIRY	15:51:55

LLC ID:	S7292.60 - 2 STATUS: 00 ACTIVE	STATUS DATE: 01/30/18

LLC NAME:	The PTR Group, LLC

DATE OF FILING: 01/30/2018 PERIOD OF DURATION:	INDUSTRY CODE: 00

STATE OF FILING:	VA VIRGINIA	MERGER INDICATOR:
	CONVERSION/DOMESTICATION INDICATOR:		Y

P R I N C I P A L    O F F I C E    A D D R E S S

STREET:	5870 TRINITY PARKWAY
SUITE 320
CITY:	CENTREVILLE STATE: VA ZIP: 20120-0000
R E G I S T E R E D A G E N T I N F O R M A T I O N
R/A NAME:	CORPORATION SERVICE COMPANY

STREET:	100 SHOCKOE SLIP
	2ND FLOOR	RTN MAIL:
CITY:	RICHMOND STATE: VA ZIP: 23219-0000
R/A STATUS: 5 ENTITY AUTHORIZ EFF DATE: 02/15/18 LOC: 216 RICHMOND CITY

YEAR	FEES	PENALTY	INTEREST	BALANCE
00

COMMAND:

4AÛ	05,016

CIS0372	CIS	03/08/18
1 34 LLCM3240	MICROFILM INQUIRY	15:52:00

LLC ID:	S729260 - 2 LLC STATUS: 00 ACTIVE
LLC NAME:	The PTR Group, LLC

COURT LOCALITY: 216 RICHMOND CITY

MICROFILM NO	DOCUMENT TYPE	DATE	PAGES
18 02 58 0030	LCPO > LLC PRINCIPAL	02/27/18	2
18 02 54 1001	LCPO > LLC PRINCIPAL	02/16/18	2
18 02 54 0677	LCPO > LLC PRINCIPAL	02/15/18	2
18 02 54 0681	LLRA > LLC REGISTERED	02/15/18	2
18 01 09 0088	CNVR > CONVERSION	01/30/18	10

COMMAND:

4 AÛ	06,014

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND, MARCH 9, 2018

The State Corporation Commission has found the accompanying articles submitted on behalf of

The PTR Group, LLC

to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF RESTATEMENT

be issued and admitted to record with the articles of restatement in the Office of the Clerk of the Commission, effective March 9, 2018.

STATE CORPORATION COMMISSION

By
Mark C. Christie
Commissioner

18-03-08-1220

LLAACPT

CIS0372

ARTICLES OF RESTATEMENT

OF

THE PTR GROUP, LLC

The undersigned, on behalf of The PTR Group, LLC (the “Company”), pursuant to Title 13.1, Chapter 12, Article 2 of the Code of Virginia, states as follows:

1.	The name of the limited liability company is The PTR Group, LLC.

2.	The text of the Amended and Restated Articles of Organization is attached.

3.	The restatement contains an amendment to the articles of organization.

4.	The restatement of the articles of organization was adopted by the limited liability company on March 8, 2018.

5.	The restatement of the articles of organization was approved by the sole member of the Company in accordance with the provisions of the Virginia Limited Liability Company Act.

Executed in the name of the limited liability company by:

FULCRUM IT SERVICES, LLC, sole member

By:	FAULCRUM IT HOLDINGS, LLC, its sole member

By:

Name:	Carroll Johnson
Title:	Manager
Date:	March 8, 2018
SCC ID No.: S7292602

AMENDED AND RESTATED

ARTICLES OF ORGANIZATION

OF

THE PTR GROUP, LLC

THESE AMENDED AND RESTATED ARTICLES OF ORGANIZATION of The PTR Group, LLC (the “Company”) are being executed by the undersigned, as the sole member, pursuant to the Virginia Limited Liability Company Act (the “Act”).

1. The name of the Company is The PTR Group, LLC.

2. The name of the Company’s registered agent is Corporation Service Company. The registered agent is a foreign corporation authorized to transact business in Virginia.

3. The Company’s registered office address, which is identical to the business office of the initial registered agent, is 100 Shockoe Slip, 2nd Floor, Richmond, Virginia 23219, which is physically located in the City of Richmond.

4. The Company’s principal office address is 5870 Trinity Parkway, Suite 320, Centreville, Virginia 20120.